Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

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Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231796
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Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212690
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Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173981

of our reports dated March 1, 2023, with respect to the consolidated financial statements of LL Flooring Holdings, Inc. and the effectiveness of internal control over financial reporting of LL Flooring Holdings, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2022, and the financial statement schedule of LL Flooring Holdings, Inc. included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia
May 10, 2023